FIRST AMENDMENT TO WISDOMTREE TRUST

ETF DISTRIBUTION AGREEMENT

This First Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of December 12, 2014, by and between WisdomTree Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 245 Park Avenue, 35th Floor, New York, NY 10167, and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME 04101 is entered into as of April 8, 2015 (the “Effective Date”).

WHEREAS, Trust and Distributor desire to amend the Agreement to reflect the addition of the WisdomTree Japan Hedged Dividend Growth Fund; and

WHEREAS, pursuant to Section 8(d) of the Agreement all amendments are required to be in writing and executed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Distributor hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Appendix A to the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

WISDOMTREE TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Jonathan Steinberg	By:	/s/ Mark Fairbanks
Name:	Jonathan Steinberg		Mark Fairbanks, President
Title:	President

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APPENDIX A

Exhibit A

WisdomTree Asia Local Debt

WisdomTree Asia-Pacific ex-Japan Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Australia Dividend Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree Brazilian Real Strategy Fund

WisdomTree China Dividend ex-Financials Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Commodity Currency Strategy Fund

WisdomTree DEFA Fund

WisdomTree DEFA Equity Income Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Equity Income Fund

WisdomTree Euro Debt Fund

WisdomTree Europe Dividend Growth Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global Equity Income Fund

WisdomTree Global ex-US Dividend Growth Fund

WisdomTree Global ex-US Real Estate Fund

WisdomTree Global ex-US Utilities Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return

WisdomTree India Earnings Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Hedged Dividend Growth Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Dividend Growth Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Interest Rate Strategy Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Value Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Strategic Corporate Bond Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. Small Cap Dividend Growth Fund